Exhibit 99.1

ORIC Pharmaceuticals Reports Initial Clinical Data Being Presented at ASCO from Phase 1b Trial of ORIC-101 in Combination with Nab-Paclitaxel

June 2, 2021

Initial safety data showed combination regimen at the recommended Phase 2 dose was well tolerated; treatment-related adverse events primarily Grade 1 or 2, with no treatment-related discontinuations

ORIC-101 plasma concentrations provided excellent target coverage; no evidence of drug-drug interaction with nab-paclitaxel

Translational data showed pharmacodynamic modulation of GR biomarkers and high rates of GR expression in tumor types of interest

Antitumor activity demonstrated across multiple advanced solid tumors in heavily pretreated patients, including those previously treated with a taxane-based therapy

Extended PFS observed in patients with late-line relapsed pancreatic cancer who had previously progressed on or after nab-paclitaxel

Conference call and webcast today at 5:00 p.m. ET

SOUTH SAN FRANCISCO, Calif. and SAN DIEGO, June 02, 2021 (GLOBE NEWSWIRE) — ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today announced initial data from an ongoing Phase 1b study evaluating ORIC-101, a glucocorticoid receptor antagonist, in combination with nab-paclitaxel, in advanced solid tumors. The data will also be presented in two posters at the American Society of Clinical Oncology (ASCO) Annual Meeting to be held June 4 – 8, 2021.

“We are excited to share initial data from our ORIC-101 clinical program in patients with advanced solid tumors. We are pleased that the combination was well tolerated without evidence of drug-drug interaction and has demonstrated both tumor regression and prolonged stable disease in multiple heavily pretreated tumors,” said Pratik S. Multani, MD, chief medical officer. “Although early, we are particularly intrigued by the potential benefit seen in patients with late-line relapsed pancreatic cancer previously treated with nab-paclitaxel, as any retreatment benefit in such patients would not be expected. We are continuing to enroll patients in the expansion cohorts and look forward to reporting updated data from the Phase 1b trial in 2022.”

“Having been involved with this study from its design stage, I feel we have developed an optimal combination for this heavily pretreated patient population,” said Professor Pamela Munster, MD, Director of the University of California San Francisco’s Early Phase Clinical Trials Unit, and trial investigator and senior author of the ASCO poster. “I’m impressed by the extended time on treatment we’ve seen in patients with late-line pancreatic cancer; seeing clinical activity in these patients is quite remarkable.”

Trial Design and Initial Results from Phase 1b Clinical Trial

The Phase 1b clinical trial of ORIC-101 in combination with nab-paclitaxel is a single arm, multicenter, open-label study conducted in two parts, intended to establish the recommended Phase 2 dose (RP2D), safety, pharmacokinetics, pharmacodynamics, and preliminary antitumor activity when administered to patients with advanced or metastatic solid tumors.

In the Part I dose escalation portion of the study, five cohorts of patients across multiple solid tumors were enrolled to evaluate ORIC-101 doses ranging from 80 to 240 mg administered orally in both intermittent and continuous once daily dosing regimens, in combination with either 75 or 100 mg/m2 nab-paclitaxel. Following the completion of the dose escalation portion of the study, the RP2D was determined to be 160 mg of ORIC-101 continuous once daily dosing and 75 mg/m2 of nab-paclitaxel on days 1, 8, and 15 of a 28-day cycle, without requirement for prophylactic granulocyte-colony stimulating factor (G-CSF).

For the Part II dose expansion portion of the study, up to 132 patients are expected to be enrolled across four cohorts, including pancreatic ductal adenocarcinoma (PDAC), ovarian cancer, triple negative breast cancer, and other advanced solid tumors. Enrollment continues in the Part II dose expansion cohorts at 12 clinical sites across the United States. Patients in the dose expansion portion of the study are required to have previously progressed on a taxane-based therapy, with retrospective analysis of GR expression and other potentially predictive biomarkers.

Safety Analyses:

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As of March 31, 2021, a total of 31 patients were enrolled across Parts I/II of the study, which included 12 patients treated at non-RP2D doses and 19 patients treated at the RP2D of 160 mg of ORIC-101 continuous once daily dosing and 75 mg/m2 of nab-paclitaxel.

•	Patients treated at the RP2D were heavily pretreated, with a median of four prior therapies, and all had previously received a taxane-based therapy.

•

As of the database cutoff date of April 21, 2021, the RP2D was well tolerated; treatment-related adverse events were primarily Grade 1 or 2, with only three Grade 3 events, which all resolved with dose interruption.

•	There were no treatment-related discontinuations and no requirement for prophylactic G-CSF at the RP2D.

Preliminary Antitumor Activity (as of the database cutoff date of April 21, 2021):

•	The efficacy evaluable population included a total of 23 patients who had an opportunity for at least one on-treatment tumor assessment.

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Five partial responses were observed, one confirmed and four unconfirmed, including in heavily pretreated patients with PDAC, endometrial and breast cancers, who previously progressed on or after a taxane-based therapy.

•	Further evidence of antitumor activity was demonstrated by prolonged disease stabilization across multiple solid tumors, including PDAC, breast, gastric, esophageal, and testicular cancers.

•

Notably, three of the four efficacy evaluable patients with late-line relapsed PDAC treated at the RP2D demonstrated extended progression free survival ranging from 3.6 months to 5.3+ months in the third-line or later setting, despite having already previously progressed on nab-paclitaxel.

The poster presentations will be on the ORIC website on June 4, 2021.

ORIC-101 is also being evaluated in a Phase 1b trial in combination with Xtandi (enzalutamide) in metastatic prostate cancer, which is also currently enrolling to the dose expansion portion of the study, and initial interim safety, efficacy, and translational data are expected in the second half of 2021.

Webcast and Conference Call

ORIC will host a conference call and webcast, today at 5:00 p.m. ET. To participate in the conference call, please dial (833) 651-0991 (domestic) or (918) 922-6080 (international) and refer to conference ID 4783288. A live webcast and audio archive of the conference call will be available through the investor section of the company’s website at www.oricpharma.com. The webcast will be available for replay for 90 days following the presentation.

About ORIC-101

ORIC-101 is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors. Preclinical in vitro and in vivo data suggest ORIC-101 is able to address key resistance mechanisms of multiple classes of cancer treatments, including taxanes and androgen receptor modulators. Based on preclinical and clinical studies, ORIC-101 is expected to have reduced drug-drug interaction liabilities than other glucocorticoid receptor antagonists. Currently, there are no glucocorticoid receptor antagonists approved by the FDA for the treatment of cancer. Following the successful completion of two Phase 1a trials in over 50 healthy volunteers, ORIC initiated two separate Phase 1b trials of ORIC-101 in combination with (1) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors and (2) Xtandi (enzalutamide) in metastatic prostate cancer.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors. ORIC-101 is currently in two separate Phase 1b trials in combination with (1) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors and (2) Xtandi (enzalutamide) in metastatic prostate cancer. ORIC’s other product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers. Beyond these four product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-101 in combination with nab-paclitaxel; clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; the expected timing of reporting updated data from the ORIC-101 clinical trial in combination with nab-paclitaxel; the expected timing of reporting the initial data from the ORIC-101 clinical trial in combination with enzalutamide; the potential benefits of ORIC-101 or the company’s other product candidates; and statements by the company’s chief medical officer and Dr. Munster. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101, ORIC-533, ORIC-944, ORIC-114 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

This press release contains interim results based on initial data from the ORIC-101 clinical trial in combination with nab-paclitaxel, including preliminary safety and antitumor activity analyses, as of the data cutoff date. These initial data, results and related findings and conclusions are subject to change materially based on patient data subsequent to the cutoff date or as patient enrollment continues.

Investor Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com